UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 15, 2020

New Peoples Bankshares, Inc.

(Exact name of registrant as specified in its charter)

Commission File Number:  000-33411

VA	31-1804543
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

67 Commerce Drive

Honaker, VA 24260

(Address of principal executive offices, including zip code)

(276) 873-7000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Title of each class:	Trading Symbol(s)	Name of each exchange on which registered:

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 – Other Events

On April 15, 2020, New Peoples Bankshares, Inc. (the “Company”) issued a press release announcing the indefinite postponement of the annual meeting of shareholders due to the ongoing health concerns related to the novel coronavirus (COVID-19) pandemic. The meeting will be rescheduled for later in 2020, and an announcement of the rescheduled meeting will be issued once that date is determined.

A copy of the Company’s press release is attached as Exhibit 99.1 to this Form 8-K and is incorporated herein by reference.

Item 9.01 – Financial Statements and Exhibits

(d)	Exhibits.

Exhibit No.	Description

99.1	Press release dated April 15, 2020

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

New Peoples Bankshares, Inc.

Date: April 15, 2020	/s/ John J. Boczar
John J. Boczar
Executive Vice President, Chief Financial Officer